UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

NextCure, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MESSAGE FROM OUR CHAIRMAN AND OUR CEO
Dear Stockholders:
We are pleased to invite you to join us for the 2022 Annual Meeting of Stockholders of NextCure, Inc., to be held on Thursday, June 23, at 10:00 a.m. Eastern Time, virtually over the internet at www.virtualshareholdermeeting.com/NXTC2022, during which time you will be able to vote your shares electronically and submit questions.
Despite the widespread impact of the COVID-19 pandemic, the Company remained fully operational in 2021 to set the stage for data readouts expected in 2022 for all three clinical programs. The Company also introduced a fourth program leveraging its expertise in the LAIR pathway. The Company ended 2021 with a cash position of $219.6 million, enabling us to continue building a sustainable portfolio of first-in-class immunomedicines.
At the 2022 Annual Meeting, we will be asking you to elect the three nominees named in the accompanying proxy statement to serve as Class III directors for three-year terms ending in 2025. Beginning on page 6, you will find detailed information about the qualifications of both our director nominees and our continuing directors, who we believe are a strong group to represent your interests. Our Board of Directors is committed to governance practices that are appropriately tailored to our business and to guiding NextCure to deliver on our commitment to discovering and developing novel, first-in-class immunomedicines to treat cancer and other immune-related diseases by restoring normal immune function.
In addition to the election of directors, as discussed beginning on page 6, we are also asking stockholders to ratify our audit committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
On behalf of the Board of Directors and the NextCure team, we would like to thank you for your continued support. We look forward to your participation at the Annual Meeting.
Sincerely,
David Kabakoff, Ph.D.
Chairman of the Board
Michael Richman
President & Chief Executive Officer
April 29, 2022

NextCure, Inc.
9000 Virginia Manor Road, Suite 200
Beltsville, Maryland 20705
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Date:	June 23, 2022	Record Date:	April 25, 2022
Time:	10:00 a.m. ET	Attendance:	www.virtualshareholdermeeting.com/NXTC2022
To the Stockholders of NextCure, Inc.:
We will hold the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of NextCure, Inc. (the “Company,” “NextCure,” “we,” “us,” or “our”) on June 23, 2022 at 10:00 a.m. Eastern Time, as a virtual meeting held entirely over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions online by visiting www.virtualshareholdermeeting.com/NXTC2022 and entering the 16-digit control number included in the notice containing instructions on how to access Annual Meeting materials (the “Notice”), on your proxy card (the “Proxy Card”), or in the voting instructions that accompanied the proxy materials (the “Proxy Materials”).
Items of Business:

1.
To elect as directors the three nominees named in the accompanying Proxy Statement to a term of three years each, or until their successors have been elected and qualified.

2.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

These matters are more fully described in the proxy statement accompanying this notice (the “Proxy Statement”). In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered.
We are pleased to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish our Proxy Materials, consisting of this Notice of Annual Meeting, the Proxy Statement, the Proxy Card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”) via the Internet. On April 29, 2022, we commenced mailing the Notice to stockholders (as of the record date), which Notice contains instructions on how to access our Annual Meeting materials and vote via the Internet, by mail or by telephone. The Notice also contains instructions on how to request a paper copy of our Proxy Materials and the 2021 Annual Report. This process allows us to provide our stockholders with the information they need on a timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our Proxy Materials.
Your vote is important. Whether or not you expect to participate in the Annual Meeting, the Board of Directors encourages you to review the accompanying Proxy Statement for information relating to each of the proposals and to cast your vote promptly.
By Order of the Board of Directors,
Michael Richman
President & Chief Executive Officer
April 29, 2022

PROXY STATEMENT SUMMARY
This summary highlights information that is contained elsewhere in this Proxy Statement regarding the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of NextCure, Inc. (the “Company,” “NextCure,” “we,” “us,” or “our”). This Summary does not include all information necessary to make a voting decision, and you should read this Proxy Statement in its entirety before casting your vote.
NextCure at a Glance

NextCure is a clinical-stage biopharmaceutical company committed to discovering and developing novel, first-in-class immunomedicines to treat cancer and other immune-related diseases by restoring normal immune function. We view the immune system holistically and, rather than target one specific immune cell type, we focus on understanding biological pathways, the interactions of cells and the role each interaction plays in an immune response. Through our proprietary Functional, Integrated, NextCure Discovery in Immuno-Oncology, or “FIND-IO”, platform, we study various immune cells to discover and understand targets and structural components of immune cells and their functional impact in order to develop immunomedicines. We are focused on patients who do not respond to current therapies, patients whose cancer progresses despite treatment and patients with cancer types not adequately addressed by available therapies. We are committed to discovering and developing first-in-class immunomedicines, which are immunomedicines that use new or unique mechanisms of action to treat a medical condition.
Business Highlights: Product Candidates

NC318: a first-in-class immunomedicine against a novel immunomodulatory protein called Siglec-15, or “S15”.
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In October 2018, we initiated a Phase 1/2 clinical trial of NC318 in patients with advanced or metastatic solid tumors.

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We completed enrollment of the Phase 1 portion of this trial in August 2019.

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In October 2019, we initiated enrollment of the Phase 2 portion of this trial.

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We expect to provide further data from the Phase 2 portion of this trial in the fourth quarter of 2022.

NC410: a novel immunomedicine designed to block immune suppression mediated by an immune modulator called Leukocyte-Associated Immunoglobulin-like Receptor, or “LAIR”, -1.
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In June 2020, we initiated a Phase 1/2 clinical trial of NC410 in patients with advanced or metastatic solid tumors.

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The Phase 1 dose-escalation portion of this open-label trial is designed to evaluate the safety and tolerability of NC410 and determine its pharmacologically active and/or maximum tolerated dose. Interim data presented from the Phase 1 dose-escalation study show that NC410 appears to be safe and well-tolerated in patients with advanced tumors and shows evidence of immune modulation.

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We expect to provide further data from the Phase 1 portion of this trial in the second half of 2022.

NC762: an immunomedicine targeting an immunomodulatory molecule called human B7 homolog 4 protein, or “B7-H4”.
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In July 2021, we initiated a Phase 1/2 clinical trial of NC762 in patients with lung cancer, breast cancer, ovarian cancer or potentially other tumor types.

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The Phase 1 dose-escalation portion of this open-label trial is being designed to evaluate the safety and tolerability of NC762 and determine its pharmacologically active and/or maximum tolerated dose.

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We expect to announce initial data from the Phase 1 portion of this trial in the second half of 2022.

NC525: a novel LAIR-1 antibody that selectively targets Acute Myeloid Leukemia, or “AML”, blast cells and leukemic stem cells, or “LSCs”.
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Preclinical data show that NC525 kills AML blast cells and LSCs while sparing hematopoietic stem and progenitor cells, or “HSPCs”.

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Preclinical data were presented at the American Society for Hematology annual meeting, or the “ASH Meeting”, in December 2021. The data showed that NC525 (i) inhibits colony formation of AML LSCs in vitro, (ii) inhibits AML growth in the MV4-11 derived xenografts, or “CDX”, animal model in vivo and (iii) restricts AML progression in patient-derived xenografts, or “PDX”, in vivo.

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An Investigational New Drug, or “IND”, submission is planned for the fourth quarter of 2022.

Overview of Proposals to be Presented at the Annual Meeting

Proposals	Board Vote Recommendation	Page
1. Elect the three Class III director nominees named in this Proxy Statement	FOR each nominee	6
2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2022	FOR	26
Proposal No. 1: Election of Director Nominees
We are asking you to vote for the election of David Kabakoff, Ph.D., Michael Richman and Stephen W. Webster as Class III directors, each to serve for a three-year term expiring at our 2025 Annual Meeting of Stockholders. Our Board of Directors (the “Board”) currently consists of nine members divided into three classes, each of which has a three-year term.
Proposal No. 2: Ratification of Appointment of Independent Auditor
We are also asking you to ratify our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2022. Although stockholder ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in the view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting.
Other Proposals
The Board is not aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Proxy Card. If any other business should properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.
Important Notice Regarding the Internet Availability of Proxy Materials

The Notice of Annual Meeting, the Proxy Statement, and the 2021 Annual Report are available at www.proxyvote.com.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Attending the Annual Meeting

You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/NXTC2022 and using your 16-digit control number included on your Notice, on your Proxy Card, or on the instructions that accompanied your Proxy Materials to enter the meeting.
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you. If your shares are held in a stock brokerage account or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name, your broker, bank, trustee, or other nominee is considered, with respect to those shares, the stockholder of record, and the Notice or voting instructions are being forwarded to you by that organization.
The virtual meeting platform is fully supported across major web browsers and multiple device types running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting. Please allow ample time for online check-in, which will begin at 9:45 a.m. Eastern Time. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual meeting login page. We will endeavor to answer as many questions submitted by stockholders as time permits at the Annual Meeting. Further information regarding procedures for asking questions and rules of conduct for the meeting will be posted on the virtual meeting login page and available on our investor webpage, http://ir.nextcure.com. A replay of our Annual Meeting webcast will be available at www.virtualshareholdermeeting.com/NXTC2022 and will remain there for one year.
We believe that conducting the Annual Meeting as a virtual meeting will encourage higher levels of stockholder participation while also helping us reduce environmental and other costs associated with the Annual Meeting.
Stockholders Entitled to Vote

The Board has set April 25, 2022, as the record date for the Annual Meeting. If you were the owner of our common stock at the close of business on the record date, you are entitled to vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date. At the close of business on the record date, there were 27,743,298 shares of our common stock issued, outstanding and entitled to vote.
A list of stockholders of record entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of ten days before the Annual Meeting at our corporate offices at 9000 Virginia Manor Road, Suite 200, Beltsville, Maryland 20705. During the Annual Meeting, the list of stockholders will be available for examination at www.virtualshareholdermeeting.com/NXTC2022.
Quorum

A majority of our issued and outstanding shares of common stock as of the record date must be present at the Annual Meeting, either in attendance or by proxy, to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares will be counted as present at the Annual Meeting if you either attend our Annual Meeting or properly submit your proxy prior to the Annual Meeting. Shares subject to a broker non-vote will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

Voting Methods

Voting Before the Meeting
To vote your shares before the Annual Meeting, please follow the instructions for Internet or telephone voting on the Notice. If you request printed copies of the Proxy Materials by mail, you may also vote by signing and submitting your Proxy Card and returning it by mail, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record. We encourage you to vote before the Annual Meeting even if you plan to attend the Annual Meeting, so that your shares will be represented whether or not you are able to attend the meeting.
Voting At the Meeting
Stockholders may vote and ask questions at the Annual Meeting by visiting www.virtualshareholdermeeting.com/NXTC2022. To participate in the Annual Meeting, you will need the 16-digit control number. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.
Street Name Holders
If you are a beneficial owner who holds your shares in street name, you have the right to direct your broker, bank, trustee, or other nominee on how to vote the shares held in your account. You should follow the instructions in the Notice or voting instructions provided to you by that organization to vote your shares or direct the organization on how to vote your shares.
Vote Requirements

Proposal No. 1: Director Nominee Election
For a director to be elected, the director must receive the affirmative vote of a majority of the votes cast in the election.
Proposal No. 2: Ratification of Independent Auditor
The affirmative vote of the majority of the shares present or represented by proxy at the meeting and entitled to vote on the matter is required to ratify our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2022.
How your Shares will be Voted

You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each director nominee (Proposal No. 1) and the ratification of our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal No. 2). If you abstain from voting on a director nominee in Proposal No. 1 or from voting on Proposal No. 2, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting. An abstention will have no effect on the outcome of the election of our directors in an uncontested election but will have the same effect as a vote “AGAINST” Proposal No. 2.
For certain proposals, brokers may not have discretionary authority to vote on a particular matter if they have not received specific instructions from the beneficial owner of the shares (“broker non-votes”).
Banks, brokerage firms, and other nominees who hold our shares in street name for their customers generally have authority to vote on “routine” proposals, such as the ratification of auditors, when they have not received instructions from beneficial owners. However, they are precluded from exercising their voting discretion with respect to the election of directors or non-routine matters. A broker non-vote will have no impact on the voting results of such matters. At the Annual Meeting, a broker will have discretionary authority to vote shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2), but will not have discretionary authority as to the election of the three Class III director nominees named in this Proxy Statement (Proposal 1).
If you are a stockholder of record and you properly sign and return a Proxy Card, your shares will be voted as you direct. If no instructions are indicated on such Proxy Card and you are a stockholder of record, shares represented by the proxy will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement, including “FOR” for all director nominees, and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
Revocability of Proxies

Any proxy given by a stockholder of record pursuant to this Proxy Statement may be revoked by the person giving it at any time before the final vote at the Annual Meeting by submitting a written notice of revocation by mail to NextCure, Inc., 9000 Virginia Manor Road, Suite 200, Beltsville, Maryland, 20705. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone, by signing and returning a new Proxy Card by mail (only your latest proxy timely submitted prior to the Annual Meeting will be counted), or by attending and voting during the online Annual Meeting. Holders in street name should follow the instructions provided to you by your broker, bank, trustee, or other nominee regarding how to revoke a proxy previously submitted.
Solicitation of Proxies

Our Board is making this solicitation and we will bear the entire cost of preparing, assembling, printing, mailing, and distributing these Proxy Materials and soliciting votes. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of common stock, and normal handling charges may be paid for such forwarding service. Officers and other of our employees, who will receive no additional compensation for their services, may solicit proxies by mail, email, via the Internet, personal interview, or telephone.

PROPOSAL NO. 1: ELECTION OF CLASS III DIRECTORS
Overview

Our Board consists of nine directors, divided into three classes (each comprised of three directors), with each class having staggered three-year terms. At the Annual Meeting, three directors will be elected to fill positions in Class III, to hold a three-year term expiring at our 2025 Annual Meeting of Stockholders. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal. David Kabakoff, Ph.D., Michael Richman and Stephen W. Webster, our current Class III directors, are nominees for election at the Annual Meeting.
The nominating and corporate governance committee has recommended, and the Board has approved, the nomination of each of the three director nominees named in this Proxy Statement to stand for election at the Annual Meeting.
Each of the nominees has consented to serve if elected. However, if any of the nominees fails to stand for election, declines to accept election, or is otherwise unavailable for election prior to our Annual Meeting, proxies solicited by our Board will be voted by the proxy holders for the election of any other person or persons as the Board may recommend, or our Board, at its option, may reduce the number of directors that constitute the entire Board and any class thereof.
Director Qualifications

The nominating and corporate governance committee of the Board is tasked with annually considering the size, composition, and needs of the Board and, as appropriate, recommending the nominees for directors to the Board for approval. The nominating and corporate governance committee considers and evaluates suggestions from many sources regarding possible candidates for directors. Below are the general criteria for the evaluation of current and proposed directors:
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high standards of integrity, commitment, independence of thought and judgment;

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diversity of talent, skill, and expertise sufficient to provide sound and prudent guidance with respect to all of our operations and interests, which may include experience at senior levels of public companies, leadership positions in the life sciences, healthcare, or public health fields, science or technology backgrounds, and financial experience;

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confidence and a willingness to express ideas and engage in constructive discussion with other Board members, management, and all of our relevant stakeholders;

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ability to devote sufficient time, energy, and attention to corporate affairs;

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active participation in the decision-making process, willingness to make difficult decisions in the best interests of the Company and our stockholders and demonstrate diligence and faithfulness in attending Board and committee meetings; and

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freedom from any conflict of interest that would impair the person’s ability to fulfill the responsibilities of a member of the Board.

We have no formal policy regarding board diversity; however, the nominating and corporate governance committee and the Board considers factors such as gender, ethnicity/race and other characteristics when evaluating how a candidate for director could contribute to the overall diversity of the Board. The nominating and corporate governance committee and the Board evaluates each individual in the context of the composition of the Board as a whole, with the objective of assembling a group that maximizes the success of the business and represents stockholder interests through the exercise of sound judgment using its diversity of experience.

Stockholder Nominations

The nominating and corporate governance committee will review and evaluate candidates submitted by stockholders for election to the Board, taking into consideration whether nominations are in accordance with the procedures to nominate directors set forth in our bylaws. Any stockholder who wishes to recommend a candidate for consideration by the nominating and corporate governance committee should follow the procedures described later in this Proxy Statement under the heading “Stockholder Proposals and Nominations for Next Years’ Annual Meeting.”
Board Composition

Set forth below are some of the experiences, qualifications, attributes, and skills possessed by the nominees for election to the Board and our continuing directors.

Michael Richman	David Kabakoff, Ph.D.	John G. Houston, Ph.D.	Elaine V. Jones, Ph.D.	Chau Q. Khuong	Garry A. Nicholson	Stephen W. Webster	Anne Borgman, M.D.	Ellen G. Feigal, M.D.
Qualifications and Experience									
Industry Expertise	●	●	●	●	●	●	●	●	●
Operational Leadership	●	●	●	●		●	●	●	●
Growth-Stage Companies	●	●	●	●	●	●	●	●	●
Public Company Financing / Private-Public Transition	●	●	●	●	●		●		
Business Development and M&A	●	●		●	●	●	●		
Accounting or Financial Expertise		●			●		●		
Public Company Board Experience	●	●	●	●	●	●	●		●
Legal, Compliance, and Risk Management						●	●		
Scientific or Medical Training		●	●	●				●	●
Clinical Trials and Regulatory Experience		●	●			●		●	●
Product Launch, Commercialization, and Marketing						●	●		
Board Tenure and Age									
Director Since	2015	2015	2020	2015	2015	2020	2019	2021	2021
Age	61	74	62	67	46	67	61	54	67

Board Diversity Matrix

The table below provides information regarding certain diversity attributes of our Board members and nominees as of April 29, 2022, with categories as set forth by Nasdaq Listing Rule 5605(f).
Board Diversity Matrix
Total Number of Directors: 9
	Female	Male
Directors	3	6
Asian	—	1
White	3	5
Nominees and Continuing Directors

Biographical information for each person nominated for election as a director at the Annual Meeting and each person whose term of office as a director will continue after the Annual Meeting is set forth below, including age, term of office, and business experience, including directorships with publicly traded companies during the past five years. In addition, for each person, we have included information regarding the business or other experience, qualifications, attributes, or skills that factored into the determination by the nominating and corporate governance committee and our Board that each such person should continue to serve as a director.
Class III Director Nominees for Terms Expiring in 2025
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE CLASS III DIRECTOR NOMINEES LISTED BELOW.

David Kabakoff, Ph.D.
Independent Director Since: December 2015 Committee Service: • Audit Committee • Compensation Committee Age: 74 Other Public Boards: • Castle Biosciences, Inc.
Experience and Expertise
Dr. Kabakoff has served as Executive Partner at Sofinnova Investments, Inc. since May 2007 and became a founding Partner of HealthQuest Capital in 2012. Dr. Kabakoff has served on the board of directors of Castle Biosciences, Inc., a publicly traded company that develops and commercializes diagnostic and prognostic tests for dermatologic cancers, since September 2017, and currently also serves on the board of directors of several privately-held life sciences companies, including Rainier Therapeutics, Neurana Pharmaceuticals, Rarecyte, Inc., and Antiva Biosciences, Inc. Dr. Kabakoff previously served as a director of several other publicly traded and privately held life sciences companies, including Principia Biopharma, Inc. from June 2016 to August 2018 in advance of Principia’s September 2018 initial public offering, publicly traded lnterMune, Inc. from November 2005 to September 2014, and Amplimmune from 2007 until its acquisition by AstraZeneca plc in October 2013. In 2001, Dr. Kabakoff co-founded Salmedix, Inc., a company that developed cancer drug treatments, and served as the company’s Chairman and Chief Executive Officer and led its acquisition in June 2005 by Cephalon, Inc. Previously, Dr. Kabakoff served as Executive Vice President of Dura Pharmaceuticals, Inc., a pharmaceutical company, as President and Chief Executive Officer of Spiros, a pharmaceutical company, as Chief Executive Officer of Corvas International, Inc., a developer of biotherapeutics, and in senior executive positions with Hybritech, a biotechnology company. Dr. Kabakoff received a B.A. in chemistry from Case Western Reserve University and a Ph.D. in chemistry from Yale University.

Qualifications • Extensive experience in the biotechnology industry • Extensive experience in the venture capital industry

Michael Richman
Director Since: October 2015 Age: 61 Other Public Boards: • Pieris Pharmaceuticals, Inc.
Experience and Expertise
Mr. Richman co-founded our company and has served as our President, Chief Executive Officer and a member of the Board since October 2015. Mr. Richman served as President and Chief Executive Officer of Amplimmune, Inc. (now MedImmune, LLC), a biopharmaceutical company focused on immuno-oncology, from 2007 to August 2015, including through Amplimmune’s acquisition by AstraZeneca plc in October 2013. Before Amplimmune, Mr. Richman served as Executive Vice President and Chief Operating Officer of MacroGenics, Inc., a biopharmaceutical company focused on the treatment of cancer, from 2002 to 2007. Mr. Richman joined MacroGenics with approximately 20 years’ experience in corporate business development within the biotechnology industry. Mr. Richman has served as a director of publicly traded Pieris Pharmaceuticals, Inc., a clinical-stage biotechnology company, since December 2014, and as a director of Madison Vaccines, Inc., a private company, since May 2014. Mr. Richman was previously a member of the board of directors of GenVec, Inc. from April 2015 until its acquisition by Intrexon Corporation in June 2017 and Opexa Therapeutics, Inc. from June 2006 until its acquisition by Acer Therapeutics in September 2017. Mr. Richman received a B.S. in genetics and molecular biology from the University of California at Davis and an M.S.B.A. in international business from San Francisco State University.

Qualifications
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Service as our President and Chief Executive Officer

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Service on the boards of other private and public life sciences companies

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Extensive knowledge of our company and industry, including comprehensive experience in financing, corporate management, research and business development

Stephen W. Webster
Independent Director Since: April 2019 Committee Service: • Audit Committee (Chair) Age: 61 Other Public Boards: • Cullinan Oncology, Inc. • Nabriva Therapeutics AG • TCR2 Therapeutics Inc.
Experience and Expertise
Mr. Webster served as the Chief Financial Officer of Spark Therapeutics, Inc., a publicly traded biotechnology company, from July 2014 until its acquisition by Roche in December 2019. He currently serves as a director of several publicly traded life sciences companies, including TCR2 Therapeutics Inc. since May 2020, Nabriva Therapeutics AG (formerly Nabriva Therapeutics plc), since August 2016, and Cullinan Oncology, Inc., since October 2020. Mr. Webster previously served on the board of directors of Viking Therapeutics, Inc. Mr. Webster was also previously Senior Vice President and Chief Financial Officer of Optimer Pharmaceuticals, Inc. (“Optimer”), a publicly traded biotechnology company, from July 2012 until its acquisition by Cubist Pharmaceuticals, Inc. in October 2013. Prior to joining Optimer, Mr. Webster served as SVP and Chief Financial Officer of Adolor Corporation, a biopharmaceutical company, from 2008 until its acquisition by Cubist Pharmaceuticals, Inc. in 2011. From 2007 until joining Adolor Corporation in 2008, Mr. Webster served as Managing Director, Investment Banking Division, Health Care Group for Broadpoint Capital Inc. (formerly First Albany Capital). Mr. Webster served as co-founder, President and Chief Executive Officer for Neuronyx, Inc., a biopharmaceutical company, from 2000 to 2006. Mr. Webster previously served in positions of increased responsibility, including as Director, Investment Banking Division, Health Care Group for PaineWebber Incorporated. Mr. Webster received an A.B. in economics from Dartmouth College and an M.B.A. in finance from The Wharton School of the University of Pennsylvania.

Qualifications • Extensive experience in the biopharmaceutical industry • Service as chief financial officer and on the boards of other public companies

Continuing Directors — Class II Directors with Terms Expiring in 2024
Elaine V. Jones, Ph.D.

Independent
Director Since: December 2015
Committee Service:
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Nominating and Corporate Governance Committee (Chair)

Age: 67
Other Public Boards:
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CytomX Therapeutics, Inc.

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Gritstone Oncology, Inc.

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Ibere Pharmaceuticals

Experience and Expertise
Dr. Jones served as Vice President, Worldwide Business Development and Senior Partner at Pfizer Ventures, where she was responsible for making and managing venture investments of strategic interest to Pfizer Inc., from December 2008 to April 2019. Prior to joining Pfizer, Dr. Jones was a General Partner with EuclidSR Partners. She began her private equity career in 1999 at S.R. One, GlaxoSmithKline’s venture fund. Before that, she was Director of Scientific Licensing for SmithKline Beecham and a research scientist for SmithKline Beecham Pharmaceutical R&D. Dr. Jones has served on the board of directors of publicly traded Ibere Pharmaceuticals since February 2021, CytomX Therapeutics, Inc., a clinical-stage biopharmaceutical company, since May 2019 (she also previously served on CytomX’s board from December 2014 to June 2016), and Gritstone Oncology, Inc., an immuno-oncology company, since September 2019. Dr. Jones currently serves on the board of directors for various privately held companies, including Myeloid Therapeutics, Inc. and as a trustee of Juniata College. Dr. Jones previously served on the boards of directors of several publicly traded healthcare companies, including Mersana Therapeutics, Inc. from February 2015 to June 2018, Mirna Therapeutics, Inc. from December 2012 to June 2016, Aquinox Pharmaceuticals, Inc. from June 2010 to February 2015 and Flexion Therapeutics, Inc. from December 2009 to June 2014. Dr. Jones received a B.S. in biology from Juniata College and a Ph.D. in microbiology from the University of Pittsburgh.

Qualifications • Background in scientific and pharmaceutical industry • Extensive experience in the venture capital industry

Chau Q. Khuong
Independent Director Since: December 2015 Committee Service: • Compensation Committee (Chair) Age: 46 Other Public Boards: • Fusion Pharmaceuticals Inc. • Galecto, Inc.
Experience and Expertise
Mr. Khuong served as a Partner at OrbiMed Advisors LLC, an investment firm, from 2003 until March 2021. Mr. Khuong currently serves as a director of two publicly traded companies, including Fusion Pharmaceuticals Inc. since 2019 and Galecto, Inc. since 2020, as well as several privately held companies. Mr. Khuong formerly served as a director of other publicly traded companies, including Synlogic, Inc., BELLUS Health Inc., Inspire Medical Systems, Inc., Aerpio Pharmaceuticals, Inc., Nabriva Therapeutics plc (formerly Nabriva Therapeutics AG), Otonomy, Inc. and Pieris Pharmaceuticals, Inc. Mr. Khuong holds a B.S. in molecular, cellular and development biology and an M.P.H. with a concentration in infectious diseases, both from Yale University.

Qualifications • Service on the boards of other public and private companies • Extensive experience investing in healthcare companies

Ellen Feigal, M.D.
Independent Director Since: October 2021 Committee Service: • Compensation Committee Age: 67 Other Public Boards: • Xencor, Inc.
Experience and Expertise
Dr. Feigal has served as a Partner and Head of the Biologics Practice at NDA Partners LLC since 2014. NDA Partners is part of ProPharma Group, a life sciences management consulting and contract development organization. She currently serves as a board member for Xencor, Inc. Dr. Feigal was formerly Senior Vice President of Research and Development at the California Institute for Regenerative Medicine; Executive Medical Director, Global Development, at Amgen; and Chief Medical Officer at Insys Therapeutics. She was a Founding Director of the American Course on Drug Development and Regulatory Sciences at the University of California, San Francisco (UCSF). Prior to UCSF, Dr. Feigal was Director of Medical Devices and Imaging at the Critical Path Institute and Vice President of Clinical Sciences at the Translational Genomics Research Institute. Dr. Feigal received her M.D. from the University of California, Davis and completed an internal medicine residency at Stanford University and a hematology/oncology fellowship at University of California, San Francisco, and currently serves as an adjunct professor at Arizona State University Sandra Day O’Connor College of Law.

Qualifications • Service on the boards of other public and private companies • Extensive experience in the pharmaceutical industry as a senior executive and director

Continuing Directors — Class I Directors with Terms Expiring in 2023
John G. Houston, Ph.D.
Independent Director Since: September 2020 Committee Service: • Nominating and Governance Committee Age: 62 Other Public Boards: • Arvinas Inc.
Experience and Expertise
Dr. Houston has served as President and Chief Executive Officer of Arvinas Inc. and as a member of its board of directors since September 2017. He previously served as Arvinas’s President of Research Development and Chief Scientific Officer from January 2017 to September 2017. Dr. Houston also currently serves as a director of several privately held companies, including Oerth Bio LLC, Cybrexa, Inc. and Connecticut United for Research Excellence Inc. Prior to joining Arvinas, he spent more than 18 years at Bristol Myers Squibb Company (“BMS”) in roles of increasing responsibility and had accountability for all Discovery Biology disease teams, as well as various Discovery technology departments. He was the senior vice president of Specialty Discovery and R&D Site Development at BMS from September 2015 to August 2016 and previously worked in various roles across BMS’s Discovery Biology, Applied Biotechnology and Early Discovery Chemistry departments. Prior to joining BMS, he worked at Glaxo Welcome Research and Development in the United Kingdom, where he served as head of the Lead Discovery Unit. Dr. Houston obtained a B.Sc. in Medical Microbiology from Glasgow University and a Ph.D. in Microbial Biochemistry from Heriot-Watt University, Edinburgh.

Qualifications
•
Extensive experience in the pharmaceutical industry as a senior executive and director

•
Service on the boards of other public and private biopharmaceutical and biotechnology companies

Garry A. Nicholson
Independent Director Since: March 2020 Committee Service: • Audit Committee Age: 67 Other Public Boards: • G1 Therapeutics, Inc. • Turning Point Therapeutics, Inc.
Experience and Expertise
Mr. Nicholson is currently retired. He has served as a member of the board of directors of publicly traded biopharmaceutical companies G1 Therapeutics, Inc. since September 2018, and as chairman since June 2019, and Turning Point Therapeutics, Inc. since January 2020. Mr. Nicholson also served on the board of directors of publicly traded biopharmaceutical companies Five Prime Therapeutics, Inc. from May 2017 until its acquisition by Amgen Inc. in April 2021, and TESARO, Inc. since May 2015 until its acquisition by GlaxoSmithKline plc in January 2019. Mr. Nicholson also serves on the board of directors of a privately held life sciences company, Tmunity, Inc. He served as President and Chief Executive Officer of XTuit Pharmaceuticals, Inc., a biopharmaceutical company, from September 2015 to October 2016. Prior to that, he led the oncology business at Pfizer from May 2008 until he departed in March 2015 as President, Oncology. During that time, he oversaw global commercialization and sales, clinical development, regulatory and business strategies. In addition to his oncology role, he was a member of Pfizer Inc.’s Portfolio Strategy and Investment Committee, the governance body with oversight responsibility for the company’s research and development. Prior to joining Pfizer, Mr. Nicholson worked in the oncology division of Eli Lilly and Company, where he held a number of leadership roles. Mr. Nicholson received a B.S. in pharmacy from the University of North Carolina, Chapel Hill, and an M.B.A. from the University of South Carolina, Columbia.

Qualifications
•
Extensive experience in the pharmaceutical industry as a senior executive and director

•
Service on the boards of other public and private biopharmaceutical and biotechnology companies

Anne Borgman, M.D.
Independent Director Since: October 2021 Committee Service: • Nominating and Governance Committee Age: 54
Experience and Expertise
Dr. Borgman is currently Principal, AEB Hematology Oncology Development Consulting. Previously, Dr. Borgman served as Vice President and Global Therapeutic Area Lead, Hematology-Oncology of Jazz Pharmaceuticals plc, a global biopharmaceutical company, since 2019. Prior to joining Jazz Pharmaceuticals, she served as Vice President, Clinical Research & Development at Exelixis Biopharmaceuticals, Inc. from 2012 to 2019, and has previously served as Global Therapeutic Area Head Oncology at Abbott Laboratories, and as Chief Medical Officer for biotech companies in the Bay Area. Dr. Borgman completed her clinical and research fellowship at the University of California, Los Angeles, Section of Pediatric Hematology Oncology and Bone Marrow Transplant, and prior to that completed her pediatric residency at Baylor College of Medicine/Texas Children’s Hospital. Dr. Borgman received her Bachelor of Science in Biochemistry from the University of Illinois and received her M.D. from the Loyola University of Chicago Stritch School of Medicine. Dr. Borgman is licensed to practice medicine in the states of California and Illinois. Dr. Borgman held an adjunct faculty member position at Stanford University School of Medicine, Department of Pediatrics, Division of Hematology, Oncology, Stem Cell, Transplantation, and Cancer Biology and formerly was an Attending Clinical Associate at the University of Chicago, Department of Pediatric Oncology and Stem Cell Research.

Qualifications • Extensive experience in the pharmaceutical industry as a senior executive and director • Extensive experience in clinical research and trials

CORPORATE GOVERNANCE AND OUR BOARD OF DIRECTORS
Board Leadership and Governance Structure

The following table details certain basic information on our directors, the composition of the Board and its standing committees (including the number of meetings held during the year ended December 31, 2021):
				Committee Memberships
Name	Age	Director Since	Independent	Audit	Compensation	Nominating and Corporate Governance
Anne Borgman, M.D.	54	2021	✔			✔
Ellen G. Feigal, M.D.	67	2021	✔		✔
John G. Houston, Ph.D.	62	2020	✔		✔
Elaine V. Jones, Ph.D.	67	2015	✔			©
David Kabakoff, Ph.D.	74	2015	✔	✔		✔
Chau Q. Khuong	46	2015	✔		©
Garry A. Nicholson	67	2020	✔	✔
Michael Richman	61	2015
Stephen W. Webster	61	2019	✔	©
2021 Meetings			Board: 7	4	4	5
✔ = Member
© = Chair
Director Independence
The Board has determined that none of our directors other than Mr. Richman, who is also our Chief Executive Officer, have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is “independent” as that term is defined under Nasdaq rules. The Board has also determined that Dr. Stella Xu and Dr. Briggs Morrison, who served on the Board during 2021, were independent. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions.”
Board Leadership Structure
Dr. Kabakoff currently serves as Chair of the Board. The Board believes that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance, and enhances the effectiveness of the Board as a whole, and has concluded that our current board leadership structure is appropriate at this time. However, our amended and restated bylaws and corporate governance guidelines provide the Board with flexibility to combine or separate the positions of Chair and Chief Executive Officer and to appoint a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. The Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board Size
The Board currently consists of nine directors. Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company.
Board Committees

The Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees operates under a written charter approved by the Board that satisfies applicable SEC and Nasdaq standards. From time to time, the Board may establish other committees to facilitate the management of our business. Each committee’s charter is available under the “Investors — Governance” section of our website at www.nextcure.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website.
Audit Committee
The primary function of our audit committee is to oversee our corporate accounting and financial reporting process. Our audit committee’s responsibilities include:
•
appointing and retaining, approving the compensation of, overseeing, and evaluating the independence, qualification, and performance of our independent registered public accounting firm;

•
reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•
coordinating the Board’s oversight of our internal control over financial reporting, disclosure controls and procedures, and the prompt reporting of violations of our code of business conduct and ethics;

•
reviewing our critical accounting policies and estimates;

•
discussing our risk management policies;

•
reviewing and approving or ratifying any related person transaction; and

•
preparing the audit committee report required to be included in our annual Proxy Statement.

The members of our audit committee are Dr. Kabakoff, Mr. Nicholson and Mr. Webster, who serves as the chair of the committee. The Board has determined that each of the members of our audit committee satisfies the financial literacy and sophistication requirements of the SEC and the Nasdaq listing rules. In addition, the Board has determined that Mr. Webster qualifies as an “audit committee financial expert” under SEC rules. Under SEC rules, members of our audit committee must also meet heightened independence standards. The Board has determined that each of the members of our audit committee is independent under the applicable heightened SEC standards and Nasdaq listing rules.
Compensation Committee
Our compensation committee oversees policies relating to compensation and benefits of our officers and employees. The compensation committee reviews, approves, and recommends to the Board corporate goals and objectives relevant to compensation of our executive officers, and evaluates the performance of these officers in light of those goals and objectives. The compensation committee reviews and approves compensation for our executive officers at least annually. In making compensation decisions for executive officers other than our Chief Executive Officer, the compensation committee meets with and discusses such decisions with our Chief Executive Officer. The compensation committee separately meets without our Chief Executive Officer to deliberate and approve our Chief Executive Officer’s compensation. The compensation committee also reviews and approves the issuance of stock options and other awards to our executive officers. The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter. The members of our compensation committee are Dr. Feigal, Dr. Houston and Mr. Khuong, who serves as chair of the committee. Each of the members of our compensation committee is independent under the applicable Nasdaq listing rules and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The compensation committee’s charter permits the compensation committee to delegate to one or more executive officers the power to grant options or other stock awards pursuant to equity-based incentive plans to employees who are not directors or executive officers.
To assist in carrying out its responsibilities, the compensation committee is authorized to retain the services of independent advisors. The compensation committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), a national compensation consulting firm, to serve as an independent consultant to the compensation committee in 2021. During 2021, Pearl Meyer provided advice to the compensation committee on matters related to, among other things:
•
compensation of our executive officers, including providing the compensation committee with data and analysis to support compensation decisions;

•
the design of our director compensation program.

Prior to engaging Pearl Meyer, the compensation committee considered and assessed Pearl Meyer’s independence. To ensure Pearl Meyer’s continued independence and to avoid any actual or apparent conflict of interest, the compensation committee regularly, but not less than annually, considers Pearl Meyer’s independence and does not permit Pearl Meyer to be engaged to perform any services to us beyond those services provided to the compensation committee. The compensation committee has sole authority to select, retain or terminate its executive compensation consultants and to approve their fees and other retention terms.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board. In addition, our nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to the Board concerning governance matters. The members of our nominating and corporate governance committee are Dr. Borgman, Dr. Kabakoff and Dr. Jones, who serves as chair of the committee. Each of the members of our nominating and corporate governance committee is independent under the applicable Nasdaq listing rules.
Meeting Attendance

During 2021, each director attended at least 75% of the meetings of the Board and meetings of each committee of the Board on which he or she served during such director’s time in office. All members of the Board are encouraged to attend the annual meeting of stockholders and all directors then in office attended our 2021 annual meeting of stockholders.
Other Governance Matters

Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including those officers responsible for financial reporting. A current copy of the code of business conduct and ethics is available under the “Investors — Governance” section of our website www.nextcure.com. We intend to disclose future amendments to the code or any waivers of its requirements on our website.
Role of the Board in Risk Oversight
The Board administers its role in the oversight of risk directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas.
In particular, the Board monitors and assesses strategic risk exposure and our audit committee oversees our major financial risk exposures and the steps our management team has taken to monitor and control these exposures. Our audit committee also monitors compliance with legal and regulatory requirements, oversees risk management associated with the Company’s information technology and data security and considers and approves or disapproves any related person transactions. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance practices and of the Board. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. While each committee evaluates certain risks and oversees the management of such risks, our entire Board is regularly informed about the risks overseen by the committees through committee reports.
Risk assessment and oversight are an integral part of our governance and management processes. The Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.
With respect to cybersecurity, the Board is briefed by Management on key cyber risks facing the Company at least annually, and more often as warranted. The Company also maintains insurance coverage for certain liabilities associated with cyber risks and all employees receive a comprehensive training on cybersecurity best practices, including strategies to identify phishing attacks.
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines to assist the Board in carrying out its oversight responsibilities and to serve the best interests of the Company and our stockholders. Our Corporate Governance Guidelines are intended to serve as a flexible framework for the conduct of the Board’s business and are available under the “Investors — Governance” section of our website at www.nextcure.com.
Stock Ownership Guidelines
We believe that it is important that our directors and executive officers focus on long-term stockholder value and that their interests are aligned with those of our stockholders. Upon the closing of our IPO, we adopted stock ownership guidelines that require each director to hold shares of our common stock and vested, in the money stock options with a market value of at least three times the annual retainer for non-executive directors within five years of joining the board or by our 2024 Annual Meeting in the case of directors serving as of the closing date of our IPO on May 13, 2019. In addition, our stock ownership guidelines require, within five years of becoming an executive officer or, in the case of executive officers serving as of May 13, 2019, by the 2024 Annual Meeting, (i) our CEO and President to hold stock and vested, in the money options with a market value of five times base salary, (ii) our Chief Financial Officer, Chief Medical Officer and Chief Scientific Officer to hold stock and vested, in the money options with a market value of three times base salary, and (iii) other executive officers to hold stock and vested, in the money options with a market value of two times base salary. In the case of stock options, market value means 60% of the difference between the market price of our common stock and the exercise price of the options. In the case of shares, the market value is the market price. Market price for the purpose of our stock ownership guidelines is the higher of the closing price of our common stock on the determination date and the ninety-day trailing average closing price on that date.
Prohibition of Hedging
Our Trading Compliance Policy prohibits our directors, officers, employees, and agents (such as consultants and independent contractors) and their spouses or other members of their households from entering into hedging or monetization transactions or similar arrangements with respect to our securities without advance approval from our Chief Executive Officer or Chief Operating Officer.
Communications with the Board

The Board has adopted a procedure for receiving and addressing communications from our stockholders and other interested parties. Stockholders and others who wish to communicate with the Board, any group of directors, or any individual director can write to: NextCure, Inc. 9000 Virginia Manor Road, Suite 200, Beltsville, Maryland 20705, Attn: Secretary. Your communication should prominently display the legend “BOARD COMMUNICATION.” Any such communication will be copied into our files and forwarded to the relevant individual or group to which the communication was addressed at or prior to the next meeting of the Board.
Certain communications unrelated to the duties and responsibilities of the Board will not be forwarded, including spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, business solicitations or advertisements, and any communication determined to be frivolous, irrelevant, unduly hostile, threatening, illegal or similarly unsuitable.

DIRECTOR COMPENSATION
Non-Employee Director Compensation Program

Pursuant to our Non-Employee Director Compensation Program, which was put in place at the time of our May 2019 IPO, our non-employee directors receive annual cash compensation as follows:
•
the Chair of the Board receives a $65,000 annual retainer and each other non-employee director receives $35,000;

•
the chair of our audit committee receives a $15,000 annual retainer and each other member receives $7,500;

•
the chair of our compensation committee receives a $10,000 annual retainer and each other member receives $5,000; and

•
the chair of our nominating and corporate governance committee receives an $8,000 annual retainer and each other member receives $4,000.

All fees under the Non-Employee Director Compensation Program are paid quarterly in arrears and are pro-rated for any partial quarters of service, and no per meeting fees are paid, except that we reimburse non-employee directors for reasonable expenses incurred in connection with attending board and committee meetings.
Under the Non-Employee Director Compensation Program, each non-employee director is also entitled to receive an annual stock option award to purchase 14,250 shares of our common stock that vests on the earlier of one year from the grant date of the award or the date of the next annual meeting of the stockholders, subject to continued service through the vesting date. Annual stock option grants for non-employee directors who were initially elected in the 12 months preceding the annual grant date will be pro-rated on a monthly basis for time in service. In addition, each non-employee director who is elected or appointed to the Board is entitled to receive an initial stock option award to purchase 28,500 shares of our common stock that vests in three equal annual installments commencing on the grant date of the award, subject to continued service through the applicable vesting date. All stock options granted pursuant to the Non-Employee Director Compensation Program are subject to the terms and provisions of the NextCure, Inc. 2019 Omnibus Incentive Plan (the “2019 Plan”).

2021 Director Compensation Table

The table below sets forth information on the compensation of all our non-employee directors for the year ended December 31, 2021. Michael Richman, our President and Chief Executive Officer, is also a member of the Board, but did not receive any additional compensation for his service as a director.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
David Kabakoff, Ph.D.	77,250	77,051	—	154,301
Anne Borgman, M.D.(2)	9,750	198,366	—	208,116
Ellen Feigal, M.D.(2)	10,000	198,366	—	208,366
John G. Houston, Ph.D.	39,250	77,051	—	116,301
Elaine V. Jones, Ph.D.	43,000	77,051	—	120,051
Chau Q. Khuong(3)	45,000	77,051	—	122,051
Briggs Morrison, M.D.(4)	10,000	—	—	10,000
Garry A. Nicholson	42,500	77,051	—	119,551
Stephen W. Webster	50,000	77,051	—	127,051
Stella Xu, Ph.D.(5)	29,250	77,051	—	106,301

(1)
Amounts in this column reflect the full grant date fair value of stock option awards granted during the year as measured pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 and do not correspond to the actual value that may be recognized by the director in connection with the applicable awards. See Note 12 to our audited financial statements included in the 2021 Annual Report regarding assumptions underlying the valuation of equity awards.

(2)
Drs. Borgman and Feigal were each appointed to the Board on October 1, 2021.

(3)
Mr. Khuong was a Partner at OrbiMed Advisors LLC until September 2021 and was a consultant at OrbiMed Advisors LLC until March 2022. The fees he received for his service as a member of the Board through December 2021 were paid to OrbiMed Advisors LLC.

(4)
Dr. Morrison resigned from the Board, effective April 1, 2021.

(5)
Dr. Xu resigned from the Board, effective September 30, 2021. Dr. Xu is a Managing Director of Quan Capital and the fees she received for her service as a member of the Board were paid to Quan Capital Management LLC.

Outstanding Equity Awards for Directors at Fiscal Year-End

The following table provides information regarding equity awards held by anyone who served as a director during 2021 that were outstanding as of December 31, 2021:
Name	Options Outstanding (#)
David Kabakoff, Ph.D.	87,842
Anne Borgman, M.D.	38,884
Ellen Feigal, M.D.	38,884
John G. Houston, Ph.D.	53,437
Elaine V. Jones, Ph.D.	50,500
Chau Q. Khuong	50,500
Briggs Morrison, M.D.	43,718
Garry A. Nicholson	58,833
Stephen Webster	50,500
Stella Xu, Ph.D.	50,500

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The audit committee of the Board has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2022 and is asking stockholders to ratify this appointment at the Annual Meeting.
EY has audited our financial statements annually since 2018. A representative of EY is expected to attend this year’s Annual Meeting, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. In making its recommendation to the Board to select EY as our independent registered public accounting firm for the fiscal year ending December 31, 2022, the audit committee determined that retention of EY is in the best interests of us and our stockholders. Information regarding fees billed by EY for our 2020 and 2021 fiscal years is set forth under “Relationship with Independent Registered Public Accounting Firm” below.
Our bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. However, we are seeking ratification because we believe it is a matter of good corporate governance. In the event that stockholders fail to ratify the appointment, the audit committee will reconsider whether to retain EY, but may ultimately determine to retain EY as our independent registered public accounting firm. Even if the appointment is ratified, the audit committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that it is advisable to do so.

OUR BOARD AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE
“FOR” THE RATIFICATION OF THE APPOINTMENT OF
ERNST & YOUNG LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR
ENDING DECEMBER 31, 2022.

Relationship with Independent Registered Public Accounting Firm

The following table shows the fees that EY billed us for professional services rendered for 2021 and 2020:
Fee Category	2021	2020
Audit Fees	$760,840	$692,000
Audit-Related Fees	$—	$—
Tax Fees	$45,755	$42,250
All Other Fees	$2,000	$—
Total Fees	$808,595	$734,250
Audit Fees
“Audit Fees” includes fees for professional services provided by EY in connection with the audit of our annual financial statements, review of quarterly financial statements included in our quarterly reports on Form 10-Q and registration statements on Form S-1 and S-3, as well as services that are normally provided by EY in connection with SEC filings, including comfort letters and consents issued in connection with securities offerings, consultations on matters addressed during the audit or interim reviews, and other services normally provided in connection with regulatory filings.

Audit-Related Fees
“Audit-Related Fees” includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included above under “Audit Fees.”
Tax Fees
“Tax Fees” includes fees for professional services provided by EY for tax compliance, tax advice, and tax planning. Tax Fees for 2021 consist of $45,755 for tax compliance, including the preparation, review and filing of tax returns, and $0 for tax advice and planning. Tax Fees for 2020 consist of $37,050 for tax compliance, including the preparation, review and filing of tax returns, and $5,200 for tax advice and planning.
All Other Fees
“All Other Fees” would include fees for services provided by EY that are not included in the other fee categories reported above. ‘‘All Other Fees” for 2021 include an online accounting guidance subscription requested by us.
Audit Committee Pre-Approval Policies and Procedures

EY provides the audit committee with information outlining the plan and scope of EY’s proposed audit services proposed to be performed during the year, which the audit committee reviews with EY and management. The audit committee pre-approves all services provided by EY, including audit services and non-audit services, to assure that they do not impair EY’s independence. Audit committee pre-approval requirements are subject to an exception for certain de minimis non-audit services approved by the audit committee prior to the completion of an audit. None of the EY services in 2021 and 2020 were approved by the audit committee pursuant to the de minimis exception. To ensure prompt handling of unexpected matters, the audit committee has specifically delegated to the Chair of the audit committee authority to pre-approve permissible non-audit services, subject to maximum dollar amounts. If the Chair exercises this delegation of authority, he or she reports the action taken to the audit committee at its next regular meeting.

Audit Committee Report

The primary function of the audit committee is to oversee our accounting and financial reporting processes and the external audit of our financial statements on behalf of the Board. The audit committee operates under a written charter adopted by the Board that satisfies applicable SEC and Nasdaq standards and is available in the “Investors — Governance” section of our corporate website, www.nextcure.com. The audit committee reviews the charter and proposes necessary changes to the Board on an annual basis.
The audit committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2021 and has discussed with EY, our independent registered public accounting firm for the fiscal year ended December 31, 2021, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The audit committee has also received the written disclosures and the letter from EY required under the applicable requirements of the PCAOB regarding EY’s communications with the audit committee concerning independence and discussed with EY its independence.
On the basis of the review and discussions referenced above, the audit committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
In addition to its oversight of our corporate accounting and financial reporting process, the audit committee is responsible for the appointment, oversight, evaluation, and retention of our independent registered public accounting firm. In connection with this responsibility, the audit committee annually reviews the qualifications, performance, and independence of the independent registered public accounting firm, including the performance of the lead audit partner, and assures the regular rotation of the lead audit partner as required. In doing so, the audit committee considers a number of factors including, but not limited to, quality of services provided, technical expertise, knowledge of the industry, effective communication, and objectivity. The audit committee also considers whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.
The audit committee has engaged EY as our independent registered public accounting firm for the fiscal year ending December 31, 2022, and is seeking ratification of such engagement by our stockholders.
Audit Committee
Stephen Webster, Chair
David Kabakoff, Ph.D.
Garry A. Nicholson

EXECUTIVE OFFICERS
The following table sets forth the name, age and position of each of our executive officers as of the date of this Proxy Statement:
Name	Position	Age
Michael Richman	President and Chief Executive Officer	61
Steven P. Cobourn, CPA	Chief Financial Officer	59
Dr. Han Myint, MD, FACP	Chief Medical Officer	69
Sol Langermann, Ph.D.	Chief Scientific Officer	62
Timothy Mayer, Ph.D.	Chief Operating Officer	57
Sourav Kundu, Ph.D.	Senior Vice President, Development & Manufacturing	62
Michael Richman — For Michael Richman’s biographical information, see “Continuing Directors — Class III Director Nominees with Terms Expiring in 2022.”
Steven P. Cobourn, CPA has served as our Chief Financial Officer since January 2018. Previously, he served as Chief Financial Officer of Vaccinex, Inc., a biotechnology company, from May 2014 to January 2018. Prior to joining Vaccinex, Mr. Cobourn was the Vice President of Finance and Treasurer of Otsuka America Pharmaceutical, Inc., a private pharmaceutical company, from 2003 to April 2014, and served in other roles at Otsuka America Pharmaceutical from 1993 to 2003. Prior to joining Otsuka America Pharmaceutical, Mr. Cobourn was a Certified Public Accountant at Hass & Company LLC, an accounting firm. Mr. Cobourn received a B.S. in business administration from Drexel University and is a Certified Public Accountant.
Han Myint, M.D., FACP has served as our Chief Medical Officer since January 2021. Prior to joining NextCure, Dr. Myint served as Chief Medical Officer at Neximmune Inc., a clinical-stage biotechnology company developing unique approaches to T cell immunotherapies, from January 2020 to January 2021. Prior to Neximmune, he was Vice President of Global Medical Affairs and the Myeloid Diseases Lead at Celgene (a Bristol Myers Squibb Company) from October 2013 to January 2020. Prior to that, Dr. Myint served as Senior Vice President, Medical Affairs at Cell Therapeutics, Inc. from October 2012 to October 2013. Before joining the biopharmaceutical industry, Dr. Myint practiced medicine, specializing in hematological oncology, and conducted clinical and laboratory research at multiple academic institutions in the United Kingdom and the United States, including the University of Colorado, Denver from July 2005 to June 2012 and Rush University Medical Center in Chicago from August 2001 to June 2005. Dr. Myint received an M.B.B.S. degree from the Institute of Medicine in Yangon, Myanmar and post graduate training in internal medicine and hematology in the United Kingdom.
Sol Langermann, Ph.D. has served as our Chief Scientific Officer since December 2018 and previously served as our Senior Vice President, Research from October 2015 to December 2018. Prior to joining NextCure, Dr. Langermann served as Senior Vice President and Chief Scientific Officer of Amplimmune from 2007 to July 2015. Dr. Langermann previously served as Chief Scientific Officer at PharmAthene, Inc., which was later acquired by Altimmune, Inc., from 2004 to 2007. Prior to PharmAthene, he held several positions at MedImmune, LLC, including Senior Director of Cell Biology, Director of Immunology and Molecular Genetics and Research Scientist in Immunology. Dr. Langermann received a B.A. in philosophy of science from Columbia College, an M.L.A. in immunology from Harvard University and a Ph.D. in microbiology and molecular biology from Tufts University. He completed his postdoctoral fellowship in mucosal immunology at Harvard University.
Timothy Mayer, Ph.D. has served as our Chief Operating Officer since October 2019. He previously served as our Senior Vice President, Corporate Development from December 2018 to October 2019 and our Vice President, Business Development from February 2016 to December 2018. Prior to joining NextCure, Dr. Mayer held several positions at MacroGenics, Inc., a biopharmaceutical company focused on the treatment of cancer, from 2004 to February 2016, including Senior Director, Intellectual Property from 2009 to February 2016. Prior to that, Dr. Mayer worked on biotechnology and pharmaceutical patent matters as a Technical Specialist at Banner & Witcoff, Ltd., an intellectual property law firm, from 2000 to 2004. Dr. Mayer received a B.S. in microbiology and a B.S. in biochemistry from California Polytechnic State University and a Ph.D. in microbiology and immunology from the Pennsylvania State University College of Medicine.
Sourav Kundu, Ph.D. has served as our Senior Vice President, Development & Manufacturing since July 2021. Prior to joining NextCure, Dr. Kundu served as Vice President of Biologics R&D — CMC at Teva Pharmaceuticals from 2012 to 2021. He served as Director, Process Development at Amgen from 2004 to 2012. Prior to this, Dr. Kundu served as a Senior Manager at Aventis Behring from 1998 to 2004. Dr. Kundu received an M.S. and a Ph.D. in Chemical Engineering from Wayne State University. Dr. Kundu conducted his postdoctoral training at the Detroit Medical Center and Wayne State University School of Medicine.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our named executive officers (“NEOs”) who are named in the “2021 Summary Compensation Table” below. As an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies. In 2021, our NEOs and their positions were as follows:
•
Michael Richman, our President and Chief Executive Officer;

•
Han Myint, M.D., FACP, our Chief Medical Officer(1); and

•
Sol Langermann, Ph.D., our Chief Scientific Officer.

(1)
Dr. Myint commenced employment with us in January 2021.

2021 Summary Compensation Table

The following table sets forth information concerning the compensation of our NEOs for the year ended December 31, 2021 and, to the extent required by applicable SEC disclosure rules, the year ended December 31, 2020:
Name and principal position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Michael Richman President and Chief Executive Officer	2021	529,167	—	2,595,000	194,300	2,958	3,321,425
	2020	490,969	—	5,844,457	150,000	2,970	6,488,396
Han Myint, M.D., FACP(3) Chief Medical Officer	2021	415,341	75,000	1,650,000	119,600	2,041	2,261,982

Sol Langermann, Ph.D. Chief Scientific Officer	2021	406,350	—	865,000	119,700	1,932	1,392,982
	2020	372,673	—	2,031,273	78,800	1,941	2,484,687

(1)
The amount reflected in this column for Dr. Myint represents a special one-time bonus to cover relocation and housing expenses related to his relocation from New Jersey to Maryland. If Dr. Myint voluntarily terminates his employment prior to the 24-month anniversary of his start date, this bonus will be subject to pro-rata repayment based on the number of months remaining during such 24-month period.

(2)
Amounts in this column reflect the full grant date fair value of stock option awards granted during the year as measured pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 and do not correspond to the actual value that may be recognized by the NEO in connection with the applicable awards. See Note 12 to our audited financial statements included in the 2021 Annual Report regarding assumptions underlying the valuation of equity awards.

(3)
Information is provided for 2021 only for Dr. Myint because he commenced employment with the Company in January 2021.

Elements of NEO Compensation

Annual Base Salary
We have entered into employment agreements with each of our NEOs that establish annual base salaries, which are generally determined, approved and reviewed periodically to compensate our NEOs for services rendered to our company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. The base salaries for Mr. Richman and Dr. Langermann were increased by approximately 7% and 10%, respectively, to $535,000 for Mr. Richman and $412,500 for Dr. Langermann. Dr. Myint’s base salary of $425,000 was established in connection with his commencement of employment with the Company in January 2021.

Non-Equity Incentive Plan Compensation
We use short-term cash incentives to motivate our employees, including our NEOs, to achieve key business objectives. Our NEOs are eligible to receive annual cash incentive payments, which are determined at the discretion of our Board based upon, among other things, the achievement of these objectives. For 2021, Mr. Richman, Dr. Myint and Dr. Langermann were each eligible to receive a target cash incentive payment of up to 50%, 40% and 40%, respectively, of his base salary based on the achievement of certain corporate objectives. In February 2021, our compensation committee approved corporate performance goals in each of the following categories for purposes of determining the 2021 cash incentive payments:
•
NC318: NC318 clinical milestones (weighted 15%)

•
NC410: NC410 clinical milestones (weighted 25%)

•
NC762: NC762 clinical milestones (weighted 12.5%)

•
Other R&D and Discovery: Achieve preclinical milestones related to NC525 and other programs and discovery milestones relating to the FIND platform (weighted 12.5%)

•
Business Development: Specified strategic alliances (weighted 20%)

•
Finance: Identify and implement an enterprise resource planning system; implement an incident response plan; develop strategy for exiting non-accelerated status, smaller reporting company status and emerging company status; and budget management (weighted 10%)

•
Operations: Human Resources related compliance, key hiring, and keep involuntary turnover to below 10% (weighted 5%)

In February 2022, our Board reviewed performance for 2021 and based on the level of achievement of corporate performance milestones, determined to make these incentive payments at  72.5% of target, resulting in payments to Mr. Richman, Dr. Myint and Dr. Langermann of 36.3%, 29% (prorated based on his start date in January 2021), and 29% of their base salaries, respectively. Please see the “Non-Equity Incentive Plan Compensation” column in the 2021 Summary Compensation Table for the annual cash incentives received by the NEOs with respect to 2021.
Equity Awards
Although we do not have a formal policy with respect to the grant of equity incentive awards to our NEOs, we believe that equity grants provide our NEOs with a strong link to our long-term performance, create an ownership culture and help to align the interests of our NEOs and our stockholders. Our compensation committee is generally responsible for approving NEO equity grants. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our NEOs generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically to specifically incentivize executives with respect to achieving certain goals or to reward NEOs for exceptional performance. In 2021, the Board granted to Mr. Richman, Dr. Myint and Dr. Langermann options to purchase 300,000, 200,000 and 100,000 shares of our common stock, respectively. These options vest 25% on the first anniversary of the grant date and in 36 monthly installments thereafter, subject to the NEO’s continued employment through the applicable vesting date.
401(k) Plan
We maintain a qualified 401(k) savings plan which allows participants to defer up to the lesser of the statutory maximum or 100% of eligible compensation on a pre-tax basis. The Company did not provide any contributions to this plan for 2021. Participants are always vested in their contributions to the plan.
Employment Agreements and Potential Payments Upon Termination or Change in Control

Employment Agreements with NEOs and Potential Payments Upon Termination or Change in Control
We entered into employment agreements with Michael Richman, our President and Chief Executive Officer, and Sol Langermann, Ph.D., our Chief Scientific Officer, in July 2020. We entered into an employment agreement with Han Myint, M.D., FACP, our Chief Medical Officer, in May 2021. Pursuant to the respective employment agreement, each executive (i) is entitled to an initial annual base salary ($500,000 for Mr. Richman, $375,000 for Dr. Langermann and $425,000 for Dr. Myint), (ii) is eligible to receive an annual bonus (up to 50% of Mr. Richman’s base salary, 35% of Dr. Langermann’s base salary and up to 40% of Dr. Myint’s base salary), and (iii) receives health insurance benefits and other benefits approved by our Board. Dr. Myint’s employment agreement also entitled him to a special one-time bonus in the amount of $75,000 to cover relocation and housing expenses related to his relocation from New Jersey to Maryland. Dr. Myint is required to repay a pro-rated portion of this bonus if he voluntarily terminates his employment prior to the 24-month anniversary of his January 2021 start date.
In the event either Mr. Richman, Dr. Langermann or Dr. Myint’s employment with us is terminated by us for any reason other than Cause (as defined in the employment agreements) or by the NEO for Good Reason (as defined in the employment agreements), then the executive will be entitled to: (i) any unpaid salary for services rendered prior to the date of termination of employment; (ii) any earned but unpaid annual bonus for any fiscal year prior to the year in which termination of employment occurs; (iii) reimbursement of any unreimbursed business expenses; (iv) accrued but unused vacation (if applicable); (v) any other payments, benefits, or fringe benefits to which the executive is entitled under the terms of any applicable compensation arrangement or benefit, equity, program, or grant; (vi) 12, nine and nine months’ base salary, in the case of Mr. Richman, Dr. Myint and Dr. Langermann, respectively (increased to 18, 12 and 12 months’ base salary, respectively, if such termination occurs within three months prior to or 12 months following a “Change in Control” (as defined in the employment agreements)), subject to certain conditions and terms set forth in the employment agreement, including the execution of a release of claims; and (vii) health insurance coverage until the earlier of (a) 12 months, in the case of Mr. Richman, or nine months, in the case of Dr. Myint and Dr. Langermann, following the effective termination date (increased to 18 months, in the case of Mr. Richman, and 12 months, in the case of Dr. Myint and Dr. Langermann, if such termination occurs within three months prior to or 12 months following a Change in Control) or (b) the date upon which the NEO commences full-time employment. Our current policy is not to accrue vacation time.
If an NEO’s employment with us is terminated as a result of his death or “Disability” (as defined in the NextCure, Inc. 2015 Omnibus Incentive Plan (the “2015 Plan”) or the 2019 Plan, as applicable), such NEO will be credited with an additional 12 months of service from the date of such termination for purposes of vesting in the shares subject to his outstanding options. In addition, options granted pursuant to the 2019 Plan will fully vest (i) at least 15 days prior to the scheduled consummation of a “Change in Control” (as defined in the 2019 Plan) in which outstanding awards under the 2019 Plan are not assumed, continued or substituted for, and (ii) upon the termination of the holder’s employment by us without “Cause” (as defined in the 2019 Plan) within 12 months following the consummation of a Change in Control in which awards under the 2019 Plan were assumed, continued or substituted for replacement awards.

2021 Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by our NEOs that were outstanding as of December 31, 2021:
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Michael Richman	99,579	—	1.21	3/14/2027
	110,858	7,391(1)	1.77	8/26/2028
	280,066	93,356(2)	7.63	12/20/2028
	103,125	121,875(3)	41.76	2/27/2030
	—	300,000(4)	12.59	3/14/2031
Han Myint, M.D., FACP	—	200,000(5)	12.09	1/12/2031
Sol Langermann	24,894	—	0.48	8/31/2026
	24,894	—	1.21	3/14/2027
	23,338	1,556(1)	1.77	8/26/2028
	65,348	21,783(2)	7.63	12/20/2028
	35,841	42,359(3)	41.76	2/27/2030
	—	100,000(4)	12.59	3/14/2031

(1)
This option vested 25% on March 15, 2019 and in 36 monthly installments thereafter.

(2)
This option vested 25% on December 21, 2019 and in 36 monthly installments thereafter.

(3)
This option vested 25% on February 28, 2021 and in 36 monthly installments thereafter.

(4)
This option vested 25% on March 15, 2022 and in 36 monthly installments thereafter.

(5)
This option vested 25% on January 11, 2022 and in 36 monthly installments thereafter.

Equity Compensation Plan Information

The following table provides information as of December 31, 2021 with respect to shares of our common stock that may be issued under our existing equity compensation plan.
	Number of Shares to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Equity Compensation plans approved by security holders	4,545,794(1)	$7.47	3,097,649(2)
Equity Compensation plans not approved by security holders	—	—	—
Total	4,545,794	$7.47	3,097,649

(1)
Consists of 4,545,794 shares issuable pursuant to outstanding stock options under our NextCure, Inc. 2015 Omnibus Incentive Plan and our 2019 Plan.

(2)
Includes 784,216 shares available for issuance under our Employee Stock Purchase Plan (“ESPP”). The ESPP provides the opportunity for eligible employees to acquire shares of our common stock at a 15% discount.

OWNERSHIP OF OUR COMMON STOCK
The following table sets forth information relating to the beneficial ownership of our common stock as of April 25, 2022, by:
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•
each of our directors;

•
each of our NEOs; and

•
all of our directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director, or executive officer is determined in accordance with SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 25, 2022 through the exercise of any stock option or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.
The percentage of shares beneficially owned is computed on the basis of 27,743,298 shares of our common stock outstanding on April 25, 2022. Shares of our common stock that a person has the right to acquire within 60 days of April 25, 2022 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but not for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Except as set forth below, the address for each beneficial owner listed is c/o NextCure, Inc., 9000 Virginia Manor Road, Suite 200, Beltsville, Maryland 20705.
Name of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Shares Beneficially Owned (%)
5% Stockholders:
OrbiMed Advisors LLC(1)	2,711,013	9.8%
Sofinnova Venture Partners IX, L.P.(2)	2,671,856	9.6%
Entities associated with Lilly Asia Ventures(3)	1,704,391	6.1%
Pfizer Inc.(4)	1,970,759	7.1%
Named Executive Officers and Directors:
Michael Richman(5)	1,154,077	4.2%
Anne Borgman, M.D.(6)	10,384	*
Ellen Feigal, M.D.(7)	10,384	*
John G. Houston, Ph.D.(8)	34,437	*
Elaine V. Jones, Ph.D.(9)	50,500	*
David Kabakoff, Ph.D.(10)	145,412	*
Chau Q. Khuong(11)	50,500	*
Sol Langermann, Ph.D.(12)	236,501	*
Han Myint, M.D., FACP(13)	70,833	*
Garry Nicholson(14)	49,333	*
Stephen W. Webster(15)	50,500	*
All executive officers and directors as a group (15 persons)(16)	2,432,880	8.8%

*
Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)
Based solely on a Schedule 13D/A filed by OrbiMed Advisors LLC and OrbiMed Capital GP VI LLC on November 19, 2019. OrbiMed Advisors LLC is the sole general partner of OrbiMed Capital GP VI LLC, the sole general partner of OrbiMed Private Investments VI, LP, which directly owns the shares. OrbiMed Advisors LLC and OrbiMed Capital GP VI LLC may be deemed to have shared voting and dispositive power over the shares. Carl L. Gordon, Sven H. Borho, and Jonathan T. Silverstein as members of OrbiMed Advisors LLC’s management committee may be deemed to share voting and dispositive power over the shares. The address for OrbiMed Advisors LLC is 601 Lexington Ave, 54th Floor, New York, NY 10022.

(2)
Based solely on a Schedule 13D/A filed by Sofinnova Venture Partners IX, L.P (“SVP IX”) and Sofinnova Management IX, L.L.C. (“SM IX”) on November 19, 2019. SM IX, the general partner of SVP IX, may be deemed to have sole voting and dispositive power with respect to, and Dr. Michael F. Powell, Dr. James I. Healy, and Dr. Anand Mehra, the managing members of SM IX, may be deemed to have shared power to vote and dispose of, the shares owned by SVP IX. The address for SVP IX and SM IX is c/o Sofinnova Investments, Inc., 3000 Sand Hill Rd., Bldg 4, Suite 250, Menlo Park, CA 94025.

(3)
Based solely on a Schedule 13G filed by Lilly Asia Ventures Fund III, L.P. (“Fund III”), LAV Biosciences Fund III, L.P. (“Bio III”), LAV Biosciences Fund V sub A, L.P. (“Fund V sub A”), LAV Opportunity Limited (“LAV O”), and Dr. Yi Shi on February 9, 2022. Dr. Shi is the managing partner of Fund III, Bio III, FUND V sub A, and LAV O, and may be deemed to have shared voting and dispositive power of the shares directly owned by Fund III, Bio III, FUND V sub A, and LAV O. The address for Fund III, Bio III, LAV O and Dr. Shi is Unit 902-904, Two Chinachem Central, 26 Des Voeux Road Central, Hong Kong. The address of FUND V sub A is 2730 Sand Hill Road, Suite 130, Menlo Park, CA 94025.

(4)
Based solely on a Schedule 13G filed by Pfizer Inc. and Pfizer Ventures (US) LLC on May 22, 2019. Pfizer Inc. has sole voting and dispositive power with respect to 331,829 shares and shared voting and dispositive power with respect to 1,638,930 shares. Pfizer Inc. is a publicly traded company. The address for Pfizer Inc. is 235 East 42nd St., New York, NY 10017.

(5)
Includes 764,885 shares of common stock issuable upon the exercise of stock options within 60 days of April 25, 2022.

(6)
Includes 10,384 shares of common stock issuable upon the exercise of stock options within 60 days of April 25, 2022.

(7)
Includes 10,384 shares of common stock issuable upon the exercise of stock options within 60 days of April 25, 2022.

(8)
Includes 34,437 shares of common stock issuable upon the exercise of stock options within 60 days of April 25, 2022.

(9)
Includes 50,500 shares of common stock issuable upon the exercise of stock options within 60 days of April 25, 2022.

(10)
Includes 83,175 shares of common stock issuable upon the exercise of stock options within 60 days of April 25, 2022.

(11)
Includes 50,500 shares of common stock issuable upon the exercise of stock options within 60 days of April 25, 2022.

(12)
Includes 226,159 shares of common stock issuable upon the exercise of stock options within 60 days of April 25, 2022.

(13)
Includes 70,833 shares of common stock issuable upon the exercise of stock options within 60 days of April 25, 2022.

(14)
Includes 49,333 shares of common stock issuable upon the exercise of stock options within 60 days of April 25, 2022.

(15)
Includes 50,500 shares of common stock issuable upon the exercise of stock options within 60 days of April 25, 2022.

(16)
Includes 2,115,848 shares of common stock issuable upon the exercise of stock options within 60 days of April 25, 2022.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions

We adopted a written related person transaction policy, effective upon the closing of our IPO, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), any transaction, arrangement or relationship, or any series of similar transactions, arrangements, or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. Types of transactions covered by this policy include, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.
Related Person Transactions

The following is a description of transactions since January 1, 2020 to which we have been or are to be a participant, in which the amount exceeds $120,000, and in which any of our directors, executive officers, or beneficial owners of more than 5% of any class of our voting securities, or any immediate family member of or person sharing a household with any of the foregoing persons, had or will have a direct or indirect material interest, other than employment relationships with our executive officers and compensation to our directors.
Our Relationship with Eli Lilly
In November 2018, we entered into a collaboration agreement (the “Lilly Agreement”) with Eli Lilly and Company (“Lilly”) focused on the discovery and development of immunomedicines for oncology using our FIND-IO platform. At the time of the transaction, Lilly beneficially owned more than 5% of our outstanding common stock. We received an upfront payment of $25.0 million in cash and an equity investment of $15.0 million from Lilly upon entering into the Lilly Agreement and were eligible for support, option exercise and milestone payments of an aggregate of up to $1.4 billion, as well as mid to high single-digit royalties under the Lilly Agreement. Upon our exercise of an option with respect to a given target, we would have owed Lilly option exercise, milestone and royalty payments in amounts equivalent to a portion of the amounts payable by Lilly were Lilly to exercise an option. Lilly terminated this agreement effective March 3, 2020.

ADDITIONAL INFORMATION
Availability of Certain Information

A copy of the 2021 Annual Report has been posted on the Internet along with this Proxy Statement, each of which is accessible by following the instructions in the Notice. The 2021 Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.
We filed the 2021 Annual Report with the SEC on March 3, 2022. We will mail without charge, upon written request, a copy of the 2021 Annual Report, excluding exhibits. Please send a written request to Investor Relations, NextCure, Inc., 9000 Virginia Manor Road, Suite 200, Beltsville, Maryland 20705.
Householding

Stockholders residing in the same address who hold their stock through a bank or broker may receive only one set of Proxy Materials, including the Notice, in accordance with a notice sent earlier by their bank or broker. This practice of sending only one copy of Proxy Materials, called “householding,” saves us money in printing and distribution costs and reduces the environmental impact of our Annual Meeting. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household.
If you hold your shares in “street name” and reside in a household that received only one copy of the Proxy Materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household receives multiple copies of the Proxy Materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.
Other Matters

The Annual Meeting is called for the purposes set forth in the Notice. Our Board does not know of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the Proxy Card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the Proxy Card to vote in accordance with their best judgment on any such matter.
Stockholder Proposals and Nominations to be Included in Next Year’s Proxy Statement

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may submit proposals for inclusion in our proxy statement for the 2023 Annual Meeting of Stockholders (the “2023 Proxy Statement”). For a proposal to be considered for inclusion in the 2023 Proxy Statement, the stockholder must satisfy the requirements set forth in Rule 14a-8 and must be submitted in writing to our Corporate Secretary at NextCure, Inc., 9000 Virginia Manor Road, Suite 200, Beltsville, Maryland 20705. Such proposal must be received by December 30, 2022.
Holders of common stock who wish to have proposals submitted for inclusion in the 2023 Proxy Statement should consult the applicable rules and regulations of the SEC with respect to such proposals, including certain information required to be in the proposal, the permissible number and length of proposals and other matters governed by such rules and regulations, and should also consult our bylaws.
Other Stockholder Proposals and Nominations for Next Year’s Annual Meeting

For stockholders who wish to present a proposal or nomination before our 2023 Annual Meeting of Stockholders, but do not intend to have their proposal included in the 2023 Proxy Statement, our bylaws also provide for notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting other than those to be included in the 2023 Proxy Statement. To be considered timely under these provisions, the stockholder’s notice must be received by the Corporate Secretary at our principal executive offices at the address set forth above between February 23, 2023 and March 25, 2023. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. In addition to satisfying the requirements of our bylaws, to comply with the universal proxy rules once effective, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 24, 2023.

NEXTCURE, INC.9000 VIRGINIA MANORROAD SUITE 200BELTSVILLE, MD 20705VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.comUse the Internet to transmit your voting instructions and for electronicdelivery of information up until 11:59 p.m. Eastern Time on June 23, 2022. Have your proxy card in hand when you access the web site and follow the instructions toobtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/NXTC2022You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 23, 2022. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage- paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK ASFOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. NEXTCURE, INC.The Board of Directors recommendsyou vote FOReach of the nominees listed in the following proposal:1.Election of three Class III Directors Nominees:1a. David Kabakoff, Ph.D.1b. Michael Richman 1c. Stephen W. WebsterFor Against AbstainThe Board of Directors recommends you vote FOR the following proposal:For Against Abstain2. Ratification of the appointment of Ernst & Young LIP as the independent registered public accounting firm of NextCure, Inc. for the year endingDecember 31, 2022.NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.Please sign exactly as your name(s) a ppea r(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. Ha corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature (PLEASE SIGN WITHIN BOX) Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 23, 2022:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.NEXTCURE, INC.Annual Meeting of Stockholders June 23,2022 at 10:00 AM ETThis proxy is solicited by the Board of DirectorsThe undersigned hereby appoint(s) Michael Richman, Steven Cobourn and Timothy Mayer, or any of them, as proxies,each with full power of substitution, and hereby authorize(s) them to represent and to vote, all of the shares of common stock of NextCure, Inc. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders of NextCure, Inc. to be held virtually over the internet at www.virtualshareholdermeeting.com/NXTC2022 at 10:00 AM ET on June 23, 2022, or any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction ismade, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side